Exhibit 10.4
                                                     ------------


                      EMPLOYMENT AGREEMENT


         AGREEMENT made this 30th day of October, 1996, by and between Mettler-Toledo AG (the "Company"), and Robert F. Spoerry
(the "Executive").

         The Executive is presently employed as President of the Group Management Committee and as Chief Executive Officer and
President of the Company.

         The Board of Directors of the Company (the "Board") recognizes that the Executive's contribution to the growth and success of the Company has been substantial. The Board desires to provide for the continued employment of the Executive and to make certain changes in the Executive's employment arrangements with the Company which the Board has determined will reinforce and encourage the continued attention and dedication to the Company of the Executive as a member of the Company's management, in the best interest of the Company and its shareholders. The Executive is willing to commit himself to continue to serve the Company, on the terms and conditions herein provided.

         In order to effect the foregoing, the Company and the Executive wish to enter into an employment agreement on the terms and conditions set forth below. Accordingly, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

         SECTION 1.  EMPLOYMENT.

         The Company hereby agrees to continue to employ the Executive, and the Executive hereby agrees to continue to serve the Company, on the terms and conditions set forth herein.

         SECTION 2.  TERM.

         This Agreement enters into force as of October 15, 1996. It is of unlimited duration.

         SECTION 3.  POSITION AND DUTIES.

         During the Term, the Executive shall (i) serve as President of the Company and shall have such responsibilities, duties and authority as he may have as of the date hereof (or any position to which he may be promoted after the date hereof) and as may from time to time be assigned to the Executive by the Board that are consistent with such responsibilities, duties and authority and (ii) be appointed to serve as a member of the board of directors of MT Investors Inc., of which the Company is an indirect wholly owned subsidiary.

         SECTION 4.  PLACE OF PERFORMANCE.

         In connection with the Executive's employment by the Company, the Executive shall be based at the principal executive offices of the Company in Greifensee, Switzerland, except for required travel on the Company's business to an extent substantially consistent with present business travel obligations.

         SECTION 5.  COMPENSATION AND RELATED MATTERS.

         (a)  SALARY.

         During the Term, the Company shall pay to the Executive an annual base salary at a rate of CHF 560'000.-- or such higher rate as may from time to time be determined by the Board, such salary to be paid in substantially equal installments in accordance with the Company's payroll practices for its senior executives. This salary may be increased from time to time in accordance with normal business practices of the Company. Compensation of the Executive by salary payments shall not be deemed exclusive and shall not prevent the Executive from participating in any other compensation or benefit plan of the Company. The salary payments (including any increased salary payments) hereunder shall not in any way limit or reduce any other obligation of the Company hereunder, and no other compensation, benefit or payment hereunder shall in any way limit or reduce the obligation of the Company to pay the Executive's salary hereunder. While a loan (as evidenced by a Loan Agreement between the Company and the Executive entered into on the date hereof) from the Company to the Executive is outstanding, the Executive shall be entitled to additional annual compensation (which is currently estimated at CHF 52'525.--) such additional compensation to be paid in substantially equal monthly installments and representing the amount necessary, after payment of all taxes and social security contributions thereon, to fully offset the interest charged to the Executive on such loan.

         (b)  BONUS.

         During the Term, the Executive shall be entitled to earn annual incentive compensation in accordance with the POBS Plus Plan for Senior Management, as attached hereto as Exhibit A1; provided, however, that for calendar year 1996, the Executive shall be entitled to earn transition incentive compensation based one-half upon the POBS Plan and one-half upon the POBS Plus plan.

         (c)  EXPENSES.

               (i) Expenses shall be reimbursed according to the Company expense regulations as amended from time to time.

               (ii)In addition the Executive is entitled to flat compensation for minor expenses according to the Group Management
Committee Supplement to the expense regulations, as amended from time to time.

         (d)  OTHER BENEFITS.

               (i) The Company shall maintain in full force and effect, and the Executive shall be entitled to continue to participate in, all of the Company's insurance benefit plans and arrangements in effect on the date hereof in which the Executive participates or plans or arrangements providing the Executive with at least equivalent benefits thereunder (including, without limitation, the Mettler-Toledo Fonds pension scheme for senior management, and the Company's accident plan and disability plan), provided that the Company shall not make any changes in such plans or arrangements that would adversely affect the Executive's rights or benefits thereunder; provided, however, that, such a change may be made, including termination of such plans or arrangements if it occurs pursuant to a program applicable to all executives of the Company and does not result in a proportionately greater reduction in the rights of or benefits to the Executive as compared with any other executive of the Company. The Executive shall be entitled to participate in or receive benefits under any employee benefit plan or arrangement made available by the Company in the future to its executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Nothing paid to the Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the salary payable to the Executive pursuant to paragraph (a) of this Section.

               (ii)The Executive shall be entitled to
participation in the (x) Mettler-Toledo Group Management
Committee Stock Purchase Plan, and (y) the Mettler-Toledo
Management Share Option Plan of 1996, each as may be amended from time to time.

               (iii) Any payments or benefits payable to the Executive under this Agreement in respect of any calendar year during which the Executive is employed by the Company for less than the entire such year shall, unless otherwise provided in the applicable plan or arrangement, be prorated in accordance with the number of full and partial months in such calendar year during which he is so employed.

         (e)  VACATIONS.

         The Executive shall be entitled to no less than 30 paid vacation days in each calendar year. The Executive shall also be entitled to all paid holidays and personal days given by the Company to its executives.

         (f)  SERVICES FURNISHED.

         The Company shall furnish the Executive with office space, stenographic assistance and such other facilities and services, including communications and other equipment for home office use, as shall be suitable to the Executive's position and adequate for the performance of his duties as set forth in
Section 3 hereof.

         (g)  COMPANY CAR.

         The Executive shall be provided with the company car that he has been provided with by the Company as of the date hereof (or a similar car as a replacement therefor) and the Company shall promptly pay, or reimburse the Executive, for all expenses associated therewith, in accordance with rules in effect for the Company's senior management.

         SECTION 6.  OFFICES.

         Subject to Sections 3 and 4, the Executive agrees to serve without additional compensation, if elected or appointed thereto, as a director of the Company and any of its subsidiaries and / or parent companies, and in one or more executive offices of any of the Company's subsidiaries and / or parent companies, provided that the Executive is indemnified for serving in any and all such capacities on a basis no less favorable than is currently provided by the Company to any other director of the Company or any of its subsidiaries and / or parent companies.

         SECTION 7.  TERMINATION.

         (a) This Agreement may be terminated by either party with or without cause giving thirty-six (36) months notice to the end of a calendar month, subject, however, to the provisions allowing for immediate termination according to Article 337 of the Swiss Code of Obligations ("Article 337").

         (b)  The Executive may terminate his employment under
Article 337 in case of failure by the Company to comply with any material provision of this Agreement, including (but not limited to) the Executive's relocation without his consent to a location other than Greifensee, Switzerland or the Company failing to appoint (or reappoint) the Executive to the board of directors of MT Investors Inc.

         SECTION 8.  COMPENSATION UPON TERMINATION.

         During the notice period, the Executive is entitled to full compensation as defined in Section 5 of this Agreement and in the annexes / exhibits therein referred to.

         SECTION 9.  NO MITIGATION OR OFFSET / NONCOMPETITION.

         During notice periods, the Company may waive the services of the Executive. If the Company so decides, the Executive shall have no duty to mitigate damages by seeking another employment or otherwise, nor shall the amount of any payment or benefit due under Section 5 be reduced by any compensation earned by the Executive as the result of an employment by another employer, by retirement benefits (other than as paid by the Company or under Company benefits schemes) or by offset against any amount claimed to be owed by the Executive to the Company. The Company shall have no right at any time to offset any unpaid portion of the loan referenced in Section 5(a) of this Agreement against any amount owing by the Company to the Executive hereunder. While the Executive is employed by the Company hereunder and for a period of twenty-four (24) months after the termination of the Executive's employment, the Executive shall not knowingly engage in or be employed by any business anywhere in the world which competes with the principal businesses of the Company or its affiliates as conducted at the date of such employment termination.

         SECTION 10.  SUCCESSORS; BINDING AGREEMENT.

         (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and / or assets of the Company, by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as he would be entitled to under Sections 7 and 8 hereof if the Company had terminated his employment under
Section 7(a) hereof. As used in this Agreement, "Company" shall mean the Company as herein before defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 11 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

         (b) If the Executive should die after the giving of notice pursuant to Section 7 but while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate. If the Executive should die before the giving of such notice under Section 7 and while he is employed pursuant to this Agreement, the Company shall continue to pay to the Executive's estate his salary for the period of six months from the date of such death and a pro rata portion of the bonus, if any, payable for the year in which the Executive died.

         SECTION 11.  NOTICE.

         For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by US or Swiss certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

               If to the Executive:

               Wengirain 43
               8704 Herrliberg
               Switzerland

               If to the Company:

               Im Langacher
               8606 Greifensee
               Switzerland
               Attn.:  Corporate Secretary

               with Copy to

               Thomas P. Salice
               c/o AEA Investors Inc.
               65 East 55th Street
               New York, NY  10022

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         SECTION 12.  MISCELLANEOUS.

         No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer of the Company as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. Insofar as this Agreement does not stipulate anything else to the contrary, the General Rules of Employment ("Allgemeine Arbeitsvertragliche Bestimmungen / AVB") of the Company shall be applicable. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of Switzerland.

         SECTION 13.  VALIDITY.

         The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         SECTION 14.  COUNTERPARTS.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         SECTION 15.  DISPUTES.

         All disputes between the Executive and the Company concerning the terms and conditions of this Agreement shall be brought before the ordinary courts in the Canton of Zurich, Switzerland.

         SECTION 16.  ENTIRE AGREEMENT.

         This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and canceled.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.
                              Mettler-Toledo AG,

                              By:/s/ Peter Burker
                                --------------------------------
                                Peter Burker
                                Human Resources

                              By:/s/ Friedrich Ort
                                --------------------------------
                                Friedrich Ort
                                Finance and Control

                              By:/s/ Robert F. Spoerry
                                --------------------------------
                              Robert F. Spoerry

Attest:

By:/s/ Heini Rudisuhli
   ---------------------
  Heini Rudisuhli